UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 1, 2008

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)
3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, the Governance Committee of the Board of Directors of Innovex, Inc. (the "Company") recommended and the Board of Directors approved the appointment of John M. Clark III and Kenneth L. White to the Board of Directors subject to their acceptance thereof. Mr. Clark and Mr. White both accepted the appointment effective February 1, 2008. Mr. Clark recently retired from National Semiconductor after almost 30 years of service. Mr. Clark’s most recent position with National Semiconductor was Senior Vice President, General Counsel & Secretary. Mr. White is currently an Executive Director for Finansa PCL. Finansa is a leading, Bangkok-based merchant banking group, providing a comprehensive range of financial services in Thailand and the Southeast Asia region.

In addition, effective February 1, 2008, the Board of Directors accepted the resignation of Robert Buhrmaster from the Board of Directors, as well as the Audit Committee, Compensation Committee and Governance Committee of the Board of Directors.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Press release issued February 5, 2008 announcing changes to its Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVEX, INC.

		By:	/s/ Douglas W. Keller
Douglas W. Keller
Vice President, Finance

Date:	February 5, 2008